Exhibit 99.1

*** NEWS RELEASE ***

TO:	All Area News
Agencies

FROM:	First Commonwealth
Financial Corporation

RELEASE DATE/TIME:	April 21, 2010/8:30 AM

FIRST COMMONWEALTH ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

Indiana, PA., April 21, 2010 - First Commonwealth Financial Corporation (NYSE: FCF) today reported a net loss for the first quarter ended March 31, 2010 of $13.2 million, or $0.15 per share, compared to net income of $1.7 million, or $0.02 per diluted share, in the first quarter of 2009. The net loss was primarily the result of a $45.0 million provision for credit losses in the quarter. The higher provision primarily resulted from updated collateral valuations for a commercial real estate loan in Florida that was placed in nonaccrual status during the third quarter of 2009, an out-of-market commercial loan that migrated to nonaccrual status during the first quarter of 2010 and continued deterioration in a western Pennsylvania commercial loan that was placed in nonaccrual status in the fourth quarter of 2009.

“We are extremely disappointed by our financial results for the first quarter. Our credit quality issues are driven primarily by a relatively small number of out-of-state credits that are concentrated in the real estate sector. These loans have been adversely affected by staggering declines in collateral values of real estate, particularly in markets outside of Pennsylvania,” said John J. Dolan, President and CEO. “Although these problem credits represent a small portion of our total assets, they are having a disproportionate effect on earnings and have obscured otherwise very favorable trends in substantially all other areas of our community banking operations. I couldn’t be more proud of how well First Commonwealth employees are performing during this unprecedented economic period as we continue to move the organization forward. We remain well capitalized, which provides us the flexibility to work through this difficult economic environment.”

Net Interest Income and Margin

During the first quarter of 2010 net interest income, on a fully taxable equivalent basis, increased $2.1 million, or 4%, from the first quarter of 2009. The increase was a result of a 15 basis point increase in the net interest margin, partially offset by a decline in average earning assets. Net interest margin was 3.87%, 3.78% and 3.72% for the three-month periods ended March 31, 2010,

December 31, 2009 and March 31, 2009, respectively. The improved net interest margin is the result of a more favorable deposit mix, improved loan pricing and reduced balance sheet leveraging. During the twelve-month period ending March 31, 2010, average deposits increased $295.5 million, including $482.6 million of lower costing transaction and savings deposits which has been an ongoing strategic initiative, offset by a $187.1 million decrease in time deposits. Average loans increased $175.4 million during the same twelve-month period primarily in the commercial real estate, home equity and indirect auto lending categories, which offset the planned decrease in residential real estate loans. Average investment securities decreased $232.5 million as proceeds from maturing securities contributed to a $267.9 million decrease in average borrowings as the risk/reward for balance sheet leveraging activities has become less attractive in the current rate environment.

Non-Interest Income

Net security losses recognized in earnings for the three-month period ending March 31, 2010 were $2.3 million compared to $9.8 million of losses during the first quarter of 2009. These losses resulted primarily from other-than-temporary impairment charges on investments in pooled trust preferred collateralized debt obligations.

The company’s pooled trust preferred collateralized debt obligations consist of 14 securities comprised of 372 banks and other financial institutions. Two pooled securities are senior tranches and the remaining 12 are mezzanine tranches. As of March 31, 2010, the book value of pooled securities totaled $66.6 million with an estimated fair value of $28.2 million. In the first quarter of 2010, a $2.8 million other-than-temporary impairment charge was recorded in earnings on six trust preferred collateralized debt obligations that are expected to experience a principal shortfall. The amount of impairment charge recognized represents the expected credit loss on these securities.

Non-interest income, excluding net security losses, increased $1.2 million in the 2010 first quarter compared to the same period last year, primarily due to improvement in deposit services, wealth and insurance products.

Service charges on deposit accounts increased $0.3 million, or 8%, due to increased overdraft and business account analysis revenue. Card-related interchange income increased $0.4 million, or 22%, due to growth in usage of debit cards, increased demand deposit accounts and larger dollar transactions. Trust income increased $0.4 million, or 37%, as a result of increased market values of assets under management. Insurance revenues increased $0.2 million, or 15%, as additional producers and an enhanced calling program yielded higher sales.

Mr. Dolan commented, “Our strategic focus on transaction deposit growth, in addition to better integration of our wealth management and insurance capabilities within the commercial and retail areas of the bank, are providing encouraging results in a difficult economic and competitive environment.”

Non-Interest Expense

Non-interest expense remained essentially flat, decreasing $0.1 million for the first quarter of 2010 from the first quarter of 2009 due to cost containment efforts. Total staff expense decreased $0.2 million to $22.3 million for the first quarter of 2010 as compared to the same period of 2009. The decrease is primarily attributable to a reduction in staffing levels, incentives and benefit plans. Full time equivalent staff decreased by 22 to 1,626 as compared to 1,648 at March 31, 2009. FDIC insurance premiums increased $0.4 million as higher premiums were imposed on all banks as that agency addresses and resolves problem banks across the country and implemented new depositor protection programs. Data processing and furniture and equipment expense increased $0.5 million as a result of higher investments in technology solutions. These increases were offset by successful expense initiatives throughout the organization that resulted in significant reductions in other operating expenses that included occupancy, advertising, travel and entertainment and director fees.

Dolan added, “Continuous improvement to operating efficiency will be an ongoing strategic initiative. We believe tremendous opportunities to improve efficiencies are still available while continuing to recognize and reward the achievements and efforts of our high performing employees.”

Credit Quality

For the quarter ending March 31, 2010, nonperforming loans increased $18.8 million to $167.4 million from December 31, 2009. Nonperforming loans as a percentage of total loans were 3.64%, 3.20% and 0.65% for the periods ending March 31, 2010, December 31, 2009 and March 31, 2009, respectively. The two significant relationships that were placed into nonperforming status were:

•

A $13.0 million participation loan secured by a condominium development in Missouri and personal guarantees. The borrower has experienced significant cash flow problems due to the economic downturn and ability to complete the project according to agreed upon terms is questionable. The company is in process of developing a satisfactory work-out plan and is awaiting updated appraisals.

•	A $7.2 million participation loan on a recently completed condominium project in North Carolina. Market conditions have slowed unit sales.

Net charge-offs were $7.9 million in the 2010 first quarter, compared to $19.5 million in the prior-year period and included:

•

$2.1 million for a participation loan secured by real estate in Illinois. The original loan was for $5.0 million and currently has an outstanding balance of $2.9 million. The loan was placed in nonaccrual status in the second quarter 2009.

•

$1.0 million for a participation loan secured by real estate in Ohio. The original loan was $6.2 million and was moved to nonaccrual status in the second quarter of 2009. After charge-offs of $2.9 million in the second quarter 2009 and $0.7 million in the fourth quarter 2009, combined with a principal payment, the outstanding balance is currently $1.3 million.

The remaining $4.8 million of net charge-offs related to $2.5 million for consumer loans and $2.3 million for commercial loans, none of which were significant individually.

Loans past due in excess of 90 days and still accruing at March 31, 2010, decreased $1.8 million to $13.4 million compared to December 31, 2009. The majority of these loans are consumer loans secured by residential real estate.

The 2010 first quarter provision for credit losses was $45.0 million, an increase of $36.8 million compared to the first quarter of 2009. The allowance for credit losses as a percentage of end-of-period loans was 2.58%, 1.76% and 0.93% for the periods ending March 31, 2010, December 31, 2009 and March 31, 2009, respectively.

Increases to the provision for credit losses during the first quarter 2010 included:

•

$22.5 million for a $39.4 million construction loan for a Florida condominium project that was placed into nonaccrual status in the third quarter 2009. Continued market deterioration, and questions concerning the developer’s willingness and capacity to complete the project, resulted in a change in the estimated collateral value to an “as is” raw land valuation, not including any potential values assigned to personal guarantees.

•	$10.9 million for the aforementioned Missouri real estate development project.

•	$3.6 million for a $46.1 million line of credit to a western Pennsylvania real estate developer. A work-out plan involving multiple financial institutions is still incomplete.

•

$3.3 million for an $8.6 million participation, construction loan for a Nevada resort development. Developers are abandoning upgrade and expansion plans for the currently operating resort due to economic conditions.

Dolan commented, “We will continue to be aggressive in addressing problem credits and the dramatic deterioration in collateral values, particularly in markets outside of Pennsylvania that are experiencing significantly higher stress. These are large, complex loans that by their nature require time to work through, especially in the current economic period. They also represent hard lessons for local community banks about the risks of reaching outside of their markets for growth.”

Conference Call

First Commonwealth will host its quarterly conference call to discuss its financial results for the first quarter of 2010 on Thursday, April 22, 2010 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-800-860-2442. A replay of the call will be available one hour after the end of the conference. The replay can be accessed through our web page, http://www.fcbanking.com at our “Investor Relations” link.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.3 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 115 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Forward-Looking Statements

This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. These risks and uncertainties include, among other things, the following: (1) continued deterioration in general business and economic conditions; (2) changes in interest rates; (3) deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; (4) deterioration in the value of securities held in our investment securities portfolio; (5) legal and regulatory developments; (6) increased competition from both banks and non-banks; (7) changes in customer behavior and preferences; (8) effects of mergers and acquisitions and related integration; (9) effects of critical accounting policies and judgments; (10) management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk; and (11) other risks and uncertainties described in our reports filed with the Securities and Exchange Commission, our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACT: First Commonwealth Financial Corporation

Investor Relations: Robert E. Rout, Executive Vice President and Chief Financial Officer 724-349-7220

Media: Susie Barbour, Communications & Media Relations Supervisor 724-463-5618

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	For the Quarter Ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Interest Income
Interest and fees on loans	$57,408	$58,877	$57,085	$57,793	$58,275
Interest and dividends on investments:
Taxable interest	10,467	11,300	12,406	13,177	13,708
Interest exempt from Federal income taxes	2,151	2,351	2,540	2,660	2,894
Dividends	27	25	31	89	63
Interest on bank deposits	25	4	1	1	1

Total interest income	70,078	72,557	72,063	73,720	74,941

Interest Expense
Interest on deposits	13,580	15,338	17,014	17,874	19,576
Interest on short-term borrowings	852	789	947	1,133	1,347

Interest on subordinated debentures	1,375	1,398	1,447	1,559	1,766
Interest on other long-term debt	1,173	1,592	1,672	1,666	1,653

Total interest on long-term debt	2,548	2,990	3,119	3,225	3,419

Total interest expense	16,980	19,117	21,080	22,232	24,342

Net Interest Income	53,098	53,440	50,983	51,488	50,599
Tax equivalent adjustment	2,798	2,975	3,052	3,091	3,185

Net Interest Income (FTE)(a)	55,896	56,415	54,035	54,579	53,784

Provision for credit losses	45,020	21,059	23,020	48,248	8,242

Net Interest Income after provision for credit losses (FTE)(a)	10,876	35,356	31,015	6,331	45,542

Non-Interest Income
Impairment losses on securities	(1,517)	(4,091)	(25,473)	(14,421)	(28,589)
Noncredit-related (gains) losses on securities not expected to be sold (recognized in other comprehensive income)	(1,233)	(1,564)	13,570	5,660	18,723

Net impairment losses	(2,750)	(5,655)	(11,903)	(8,761)	(9,866)

Net securities gains	420	149	44	56	24
Trust income	1,494	1,201	1,366	1,151	1,087
Service charges on deposit accounts	4,152	4,642	4,555	4,406	3,837
Insurance and retail brokerage commissions	1,862	1,819	2,068	1,756	1,616
Income from bank owned life insurance	1,257	1,192	1,078	1,034	1,138
Card related interchange income	2,320	2,301	2,224	2,138	1,896
Other income	2,696	3,220	1,569	4,935	3,008

Total non-interest income	11,451	8,869	1,001	6,715	2,740

Non-Interest Expense
Salaries and employee benefits	22,327	21,073	21,405	21,081	22,500
Net occupancy expense	3,893	3,262	3,263	3,528	4,000
Furniture and equipment expense	3,165	3,012	3,121	2,977	2,975
Data processing expense	1,437	1,254	1,136	1,165	1,132
Pennsylvania shares tax expense	1,057	1,361	1,310	1,312	1,331
Intangible amortization	657	656	684	743	743
Collection and repossession expense	923	915	1,444	1,750	901
Other professional fees	1,166	796	723	847	1,063
FDIC insurance	1,963	2,041	2,046	4,863	1,521
Other expenses	6,651	6,153	6,813	7,069	7,182

Total non-interest expense	43,239	40,523	41,945	45,335	43,348

(Loss) Income before income taxes	(20,912)	3,702	(9,929)	(32,289)	4,934
Taxable equivalent adjustment	2,798	2,975	3,052	3,091	3,185
Income tax (benefit) provision	(10,542)	(2,002)	(7,120)	(16,761)	62

Net (Loss) Income	$(13,168)	$2,729	$(5,861)	$(18,619)	$1,687

Average Shares Outstanding	85,029,748	84,681,199	84,594,952	84,559,889	84,521,266
Average Shares Outstanding Assuming Dilution	85,029,748	84,681,199	84,594,952	84,559,889	84,582,545
Per Share Data:
Basic (Loss) Earnings Per Share	$(0.15)	$0.03	$(0.07)	$(0.22)	$0.02
Diluted (Loss) Earnings Per Share	$(0.15)	$0.03	$(0.07)	$(0.22)	$0.02
Cash Dividends Declared per Common Share	$0.03	$0.03	$0.03	$0.00	$0.12
(a)	FTE – Fully tax equivalent net interest income is net interest income adjusted for the effect of tax-exempt income as if it were taxable using the 35% federal income tax statutory rate.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Assets
Cash and due from banks	$79,136	$89,232	$79,694	$84,346	$93,259
Interest-bearing bank deposits	57,073	327	332	961	392
Securities available for sale, at fair value	1,062,713	1,133,856	1,231,015	1,264,685	1,271,925
Securities held to maturity, at amortized cost, (Fair value $32,723 at March 31, 2010 and $37,586 at December 31, 2009)	31,891	36,758	41,397	44,398	46,433
Other Investments	51,431	51,431	51,431	51,431	51,431
Loans:
Portfolio loans	4,595,409	4,636,501	4,649,034	4,536,771	4,457,358
Allowance for credit losses	(118,725)	(81,639)	(90,466)	(83,056)	(41,549)

Net loans	4,476,684	4,554,862	4,558,568	4,453,715	4,415,809

Premises and equipment, net	70,357	70,742	72,074	72,379	73,376
Other real estate owned	23,191	24,287	24,138	25,565	25,936
Goodwill	159,956	159,956	159,956	159,956	159,956
Amortizing intangibles, net	6,752	7,407	8,063	8,747	9,490
Other assets	324,645	317,435	284,771	282,814	274,567

Total assets	$6,343,829	$6,446,293	$6,511,439	$6,448,997	$6,422,574

Liabilities
Deposits (all domestic):
Noninterest-bearing	$639,184	$641,231	$599,842	$592,219	$573,573

Interest-bearing demand deposits	99,218	107,612	93,062	99,281	90,217
Savings deposits	2,273,714	2,175,953	2,133,203	2,045,970	1,850,809
Time deposits	1,640,153	1,610,989	1,670,930	1,748,420	1,803,829

Total interest-bearing	4,013,085	3,894,554	3,897,195	3,893,671	3,744,855

Total deposits	4,652,269	4,535,785	4,497,037	4,485,890	4,318,428

Short-term borrowings	794,195	958,932	1,043,447	998,259	1,111,220
Other liabilities	39,452	38,318	42,276	44,866	56,255

Subordinated debentures	105,750	105,750	105,750	105,750	105,750
Other long-term debt	119,084	168,697	179,784	180,922	183,421

Total long-term debt	224,834	274,447	285,534	286,672	289,171

Total liabilities	5,710,750	5,807,482	5,868,294	5,815,687	5,775,074

Shareholders’ Equity
Preferred stock, $1 par value per share, 3,000,000 shares authorized, none issued	0	0	0	0	0
Common stock, $1 par value per share, 200,000,000 shares authorized;
86,755,330 shares issued and 85,998,134 shares outstanding at March 31, 2010;
86,600,431 shares issued and 85,151,875 shares outstanding at December 31, 2009	86,755	86,600	86,600	86,600	86,600
Additional paid-in capital	298,259	301,523	302,418	302,602	302,862
Retained earnings	263,175	278,887	278,695	287,092	305,712
Accumulated other comprehensive loss, net	(1,181)	(6,045)	(762)	(18,618)	(22,763)
Treasury stock (757,196 and 1,448,556 shares at March 31, 2010 and December 31, 2009, respectively, at cost)	(8,829)	(16,554)	(17,706)	(17,766)	(17,811)
Unearned ESOP shares	(5,100)	(5,600)	(6,100)	(6,600)	(7,100)

Total shareholders’ equity	633,079	638,811	643,145	633,310	647,500

Total liabilities and shareholders’ equity	$6,343,829	$6,446,293	$6,511,439	$6,448,997	$6,422,574

Book value per share	$7.36	$7.50	$7.56	$7.45	$7.61
Market value per share	$6.71	$4.65	$5.68	$6.34	$8.87

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Quarter To Date Average Balance Sheets and Net Interest Analysis at March 31,

(dollars in thousands)

	2010			2009
	Average Balance	Income/Expense (a)	Yield or Rate	Average Balance	Income/Expense (a)	Yield or Rate
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$38,815	$25	0.26%	$813	$1	0.50%
Tax-free investment securities	198,749	3,309	6.75%	258,227	4,451	6.99%
Taxable investment securities	977,286	10,494	4.35%	1,150,320	13,771	4.86%
Loans, net of unearned income (b)(c)	4,635,712	59,048	5.17%	4,460,337	59,903	5.45%

Total interest-earning assets	$5,850,562	$72,876	5.05%	$5,869,697	$78,126	5.40%

Noninterest-earning assets:
Cash	75,494			74,117
Allowance for credit losses	(84,206)			(53,392)
Other assets	586,616			528,270

Total noninterest-earning assets	577,904			548,995

Total Assets	$6,428,466			$6,418,692

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$599,736	$204	0.14%	$585,270	$549	0.38%
Savings deposits (d)	1,725,885	3,554	0.84%	1,315,349	4,411	1.36%
Time deposits	1,639,524	9,822	2.43%	1,826,609	14,616	3.25%
Short-term borrowings	921,496	852	0.38%	1,133,497	1,347	0.48%
Long-term debt	234,082	2,548	4.41%	290,013	3,419	4.78%

Total interest-bearing liabilities	$5,120,723	$16,980	1.34%	$5,150,738	$24,342	1.92%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (d)	618,177			560,577
Other liabilities	35,780			45,381
Shareholders’ equity	653,786			661,996

Total noninterest-bearing funding sources	1,307,743			1,267,954

Total Liabilities and Shareholders’ Equity	$6,428,466			$6,418,692

Net Interest Income and Net Yield on Interest-Earning Assets		$55,896	3.87%		$53,784	3.72%

(a)	Income on interest-earning assets is shown on a fully tax equivalent basis using the 35% federal income tax statutory rate.
(b)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c)	Loan income includes loan fees.
(d)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Asset Quality Data

(dollars in thousands)

	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Nonperforming Loans:
Loans on nonaccrual basis	$166,779	$147,937	$133,200	$81,285	$29,049
Troubled debt restructured loans	609	619	627	637	128

Total nonperforming loans	$167,388	$148,556	$133,827	$81,922	$29,177
Loans past due in excess of 90 days and still accruing	$13,371	$15,154	$14,369	$14,978	$17,532
Loans outstanding at end of period	$4,595,409	$4,636,501	$4,649,034	$4,536,771	$4,457,358
Average loans outstanding	$4,635,712	$4,557,227	$4,524,567	$4,486,216	$4,460,337
Allowance for credit losses	$118,725	$81,639	$90,466	$83,056	$41,549
Nonperforming loans as a percentage of total loans	3.64%	3.20%	2.88%	1.81%	0.65%
Provision for credit losses (Year To Date)	$45,020	$100,569	$79,510	$56,490	$8,242
Net credit losses (Year To Date)	$7,934	$71,689	$41,803	$26,193	$19,452
Net credit losses as a percentage of average loans outstanding (annualized)	0.69%	1.57%	1.24%	1.18%	1.77%
Allowance for credit losses as a percentage of end-of-period loans outstanding	2.58%	1.76%	1.95%	1.83%	0.93%
Allowance for credit losses as a percentage of nonperforming loans	70.93%	54.96%	67.60%	101.38%	142.40%
Other real estate owned	$23,191	$24,287	$24,138	$25,565	$25,936
Nonperforming Securities:
Nonaccrual securities at market value	$6,553	$3,258	$3,503	$530	$0

Profitability Ratios
(dollars in thousands)

For the Quarter Ended

	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Return on average assets	-0.83%	0.17%	-0.36%	-1.16%	0.11%
Return on average equity	-8.17%	1.65%	-3.58%	-11.34%	1.03%
Net interest margin (a)	3.87%	3.78%	3.62%	3.73%	3.72%
Efficiency ratio (b)	61.68%	57.12%	62.66%	64.71%	65.29%

(a)	Net interest margin has been computed on a tax equivalent basis using the 35% federal income tax statutory rate.
(b)	Efficiency ratio is “total non-interest expense” as a percentage of total revenue.

Total revenue consists of “net interest income, on a fully tax-equivalent basis,” plus “total non-interest income,” excluding “net impairment losses.”

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Capital Ratios

(dollars in thousands)

	As of March 31, 2010		Regulatory Minimum		Well Capitalized		Excess Over Well Capitalized
	Capital Amount	Ratio	Capital Amount	Ratio	Capital Amount	Ratio	Capital Amount
Total Capital to Risk Weighted Assets
First Commonwealth Financial Corporation	$613,246	11.0%	$444,828	8.0%	N/A	N/A	N/A
First Commonwealth Bank	$569,996	10.4%	$439,747	8.0%	$549,684	10.0%	$20,312

Tier I Capital to Risk Weighted Assets
First Commonwealth Financial Corporation	$543,682	9.8%	$222,414	4.0%	N/A	N/A	N/A
First Commonwealth Bank	$501,268	9.1%	$219,874	4.0%	$329,810	6.0%	$171,458

Tier I Capital to Average Assets
First Commonwealth Financial Corporation	$543,682	8.7%	$250,470	4.0%	N/A	N/A	N/A
First Commonwealth Bank	$501,268	8.1%	$247,931	4.0%	$309,914	5.0%	$191,354